E:\DGARFIEL\FUNDS\HIYLDPLU\MISC\NSAR-77Q.597

For the semi-annual period ended 3/31/97
File number (c) 811-5468


                         SUB-ITEM 77Q2

    Section 16(a) Beneficial Ownership Reporting Compliance

For the fiscal year ended March 31, 1996, an initial statement of beneficial ownership of the Fund's shares on Form 3 was not filed on behalf of Douglas H. McCorkindale (Director, President and Treasurer). In addition, a Form 5 was not filed on Mr. McCorkindale's behalf to report the failure to file the Form 3.